Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement (Amendment No. 3) on Form S-1, of our report dated March 12, 2007, relating to the statement of financial condition of United States Natural Gas Fund, LP as of December 31, 2006, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado April 6, 2007